Exhibit 10.33

Restricted Stock Unit No.

DERMTECH, INC.

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Restricted Stock Unit Award Grant under the

DermTech, Inc. Amended and Restated 2010 Stock Plan

1. Name and Address of Participant:

2. Date of Grant of Restricted Stock Units:

3. Maximum Number of Shares underlying Restricted Stock Units:

4.  Vesting of Restricted Stock Units: The Restricted Stock Units shall vest as follows provided the Participant is an Employee, Director or Consultant of the Company or of a Participating Company on the applicable vesting date set forth below (provided that the number of Shares vesting on each date shall be rounded down to the nearest whole number, whilst the number of Shares vesting on the final vesting date shall be the remaining unvested balance of the Shares):

Number of Restricted Stock Units	Vesting Date

Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 4 of the Restricted Stock Unit Agreement) while the Participant is an Employee, Director or Consultant of the Company or of a Participating Company the number of Restricted Stock Units that are then unvested shall vest in full immediately prior to the Change of Control.

The Company and the Participant acknowledge receipt of this Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the DermTech, Inc. Amended and Restated 2010 Stock Plan and the terms of this Restricted Stock Unit Award as set forth above.

DermTech, Inc.

By:

Title:

Participant

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

DERMTECH, INC.

RESTRICTED STOCK UNIT AGREEMENT

DermTech, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Unit (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Restricted Stock Unit Agreement”) is attached an award for the number of Restricted Stock Units set forth in the Grant Notice. Each Restricted Stock Unit represents a contingent entitlement of the Participant to receive one share of common stock, on the terms and conditions and subject to all the limitations set forth in the Grant Notice and this Restricted Stock Unit Agreement. The Restricted Stock Units have been granted pursuant to and shall in all respects be subject to the terms and conditions of the DermTech, Inc. Amended and Restated 2010 Stock Plan (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Restricted Stock Unit Agreement and the Plan, (b) accepts the Restricted Stock Units subject to all of the terms and conditions of the Grant Notice, this Restricted Stock Unit Agreement and the Plan, and (c) agrees that all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Restricted Stock Unit Agreement or the Plan shall be binding and conclusive, unless fraudulent or made in bad faith.

1.	DEFINITIONS AND CONSTRUCTION.

(a)    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(b)    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Restricted Stock Unit Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Restricted Stock Unit Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Restricted Stock Units shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Restricted Stock Units, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Restricted Stock Units or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Restricted Stock Units. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.	VESTING.

Subject to the terms and conditions set forth in this Restricted Stock Unit Agreement, the Restricted Stock Units granted hereby shall vest as set forth in the Grant Notice and are subject to the other terms and conditions of this Restricted Stock Unit Agreement and the Plan. On each vesting date set forth in the Vesting of Award provision of the Grant Notice, the Participant shall be entitled to receive such number of shares of Stock equivalent to the number of Restricted Stock Units provided that, on such vesting date, the Participant is an Employee, Director or Consultant of the Company or of a Participating Company. Such shares of Stock shall thereafter be delivered by the Company to the Participant as set forth in Section 4. If the Participant ceases to be, for any reason, an Employee, Director or Consultant of the Company or any Participating Company prior to a vesting date set forth in the Grant Notice, then as of the date on which such relationship is terminated with the Participant, all unvested Restricted Stock Units shall immediately be forfeited to the Company and be of no further force or effect.

4.	RELEASE OF SHARES.

(a)    Release Date. The Participant shall not be entitled to receive shares of Stock for any vested Restricted Stock Unit until the first to occur of the following (the “Release Date”):

(i)	[ ];

(ii)	a Change of Control (as defined below); or

(iii)	the date of the Participant’s death.

“Change of Control” means the occurrence of any of the following events:

(A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval.

Subject to Section 5 hereof, the Company shall issue on the Release Date to the Participant (or, in the event of the Participant’s death, to the legal representative or other person who acquired the right to the Restricted Stock Units by reason of the Participant’s death as soon as practicable following the Release Date and within one year of the date of death) in certificated or uncertificated form shares of Stock equal to the number of vested Restricted Stock Units.

(b)    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Restricted Stock Units. Except as provided by the preceding sentence, a certificate for the shares under this Restricted Stock Unit Agreement shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

(c)    Restrictions on Issuance of Shares. The grant of the Restricted Stock Units and the issuance of shares of Stock upon settlement of the Restricted Stock Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Participant may not be issued any shares of Stock upon settlement of the Restricted Stock Units unless either (i) the Shares are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. As of the date of this Restricted Stock Unit Agreement the shares of Stock have not been registered under the Securities Act and consequently the shares of Stock must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 or Rule 701 under the Securities Act. The Company is under no obligation to register the shares of Stock and Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the shares of Stock and, in any event, is available only if certain conditions are satisfied. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

(d)    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of Restricted Stock Units.

5.	TAX WITHHOLDING.

(a)    In General. At such time as Participant receives a distribution of shares of Stock pursuant to this Restricted Stock Unit Agreement, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the distribution of the shares of Stock. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.

(b)    Withholding in Shares. The Participant may satisfy all or any portion of a Participating Company’s tax withholding obligations which arise in connection with the issuance of shares of Stock by allowing the Company to deducting from the shares of Stock otherwise issuable to the Participant upon such issuance a number of whole shares having a Fair Market Value, as determined by the Company as of the date of issuance, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

6.	NONTRANSFERABILITY OF THE RESTRICTED STOCK UNITS.

The Restricted Stock Units shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

7.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the shareholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Restricted Stock Units, in order to prevent dilution or enlargement of the Participant’s rights under the Restricted Stock Units. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

8.	RIGHTS AS A SHAREHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a shareholder with respect to any shares covered by the Restricted Stock Units until the date of the issuance of the shares for which the Restricted Stock Units have been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 7. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Restricted Stock Unit Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating

Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

9.	UNSECURED OBLIGATION.

This Award is unfunded, and even as to any Restricted Stock Units that vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock. Participant shall not have voting or any other rights as a stockholder of the Company with respect to any shares of Stock acquired pursuant to this Restricted Stock Unit Agreement until Shares are issued pursuant to Section 4 of this Restricted Stock Unit Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company with respect to the shares of Stock so issued. Nothing contained in this Restricted Stock Unit Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

10.	RIGHT OF FIRST REFUSAL.

(a)    Grant of Right of First Refusal. Except as provided in Section 10(g) and Section 14 below, in the event the Participant, the Participant’s legal representative, or other holder of shares acquired upon settlement of the Restricted Stock Units proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Shares (the “Transfer Shares”) to any person or entity, including, without limitation, any shareholder of a Participating Company, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 10 (the “Right of First Refusal”).

(b)    Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Participant shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Participant proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Participant shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

(c)    Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Participant written notice of the Participant’s failure to comply with the procedure described in this Section 10, and the Participant shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 10. The Participant shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

(d)    Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Participant otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Participant to any Participating Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled. Notwithstanding anything contained in this Section to the contrary, the period during which the Company may exercise the Right of First Refusal and consummate the purchase of the Transfer Shares from the Participant shall terminate no sooner than the completion of a period of eight (8) months following the date on which the Participant acquired the Transfer Shares.

(e)    Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Participant otherwise agree) within the period specified in Section 10(d) above, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice or, if applicable, following the end of the period described in the last sentence of Section 10(d). The Company shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance by the Participant with the procedure described in this Section 10.

(f)    Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Restricted Stock Unit Agreement, including this Section 10 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon settlement of the Restricted Stock Units shall be void unless the provisions of this Section 10 are met.

(g)    Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon settlement of the Restricted Stock Units if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 10(i) result in a termination of the Right of First Refusal.

(h)    Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

(i)    Early Termination of Right of First Refusal. The other provisions of this Restricted Stock Unit Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the Acquiror assumes the Company’s rights and obligations under the Restricted Stock Units or substitutes a substantially equivalent award for the Acquiror’s stock, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

11.	STOCK DISTRIBUTIONS SUBJECT TO RESTRICTED STOCK UNIT AGREEMENT.

If, from time to time, there is any stock dividend, stock split or other change, as described in Section 7, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Restricted Stock Unit Agreement, then in such event any and all new, substituted or additional securities to which the Participant is entitled by reason of the Participant’s ownership of the shares acquired upon settlement of the Restricted Stock Units shall be immediately subject to the Right of First Refusal with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

12.	LEGENDS.

The Company may at any time place legends referencing the Right of First Refusal and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Restricted Stock Unit Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Restricted Stock Units in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’ S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

13.	LOCK-UP AGREEMENT.

The Participant hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; provided, further, however, that such one hundred eighty (180) day period may be extended for an additional period, not to exceed twenty (20) days, upon the request of the Company or the underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

14.	RESTRICTIONS ON TRANSFER OF SHARES.

No shares acquired upon settlement of the Restricted Stock Units may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law in any manner which violates any of the provisions of this Restricted Stock Unit Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Restricted Stock Unit Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

15.	MISCELLANEOUS PROVISIONS.

(a)    Termination or Amendment. The Board may terminate or amend the Plan or the Restricted Stock Units at any time; provided, however, that no such termination or amendment may adversely affect the Restricted Stock Units without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Restricted Stock Unit Agreement shall be effective unless in writing.

(b)    Compliance with Section 409A. The Restricted Stock Units evidenced by this Restricted Stock Unit Agreement are intended to comply with or be exempt from the nonqualified deferred compensation rules of Section 409A of the Code and shall be construed accordingly. In any event, the Company makes no representations or warranties and will have no liability to the Participant or to any other person, if any of the provisions of or payments under this Restricted Stock Unit Agreement are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but that do not satisfy the requirements of Section 409A of the Code. To the extent not so exempt, the delivery of shares in respect of the Restricted Stock Units provided under this Restricted Stock Unit Agreement (and any definitions in this Agreement and in the Grant Notice governing the Award) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. If this Restricted Stock Unit Agreement is not exempt from, and is therefore deemed to be deferred compensation subject to, Section 409A, and if Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), than the issuance of any shares that would otherwise be made upon the date of Participant’s separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of Participant’s separation from service, with the balance of the shares issued thereafter in accordance with the original issuance schedule, but if and only to the extent that the delay in issuance of the shares is necessary to avoid the imposition of taxation on Participant in respect of the shares under Section 409A. Each installment of Restricted Stock Unit that vests is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Notwithstanding the above, the Company makes no representations to Participant regarding the compliance of this Agreement or the Restricted Stock Units with Section 409A, and Participant is solely responsible for the payment of any taxes or penalties arising under Section 409A(a)(1) of the Internal Revenue Code, or any state law of similar effect, with respect to the grant or vesting of the Restricted Stock Units or the delivery of the shares subject to this Restricted Stock Unit Agreement.

(c)    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Restricted Stock Unit Agreement.

(d)    Binding Effect. This Restricted Stock Unit Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

(e)    Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Restricted Stock Unit Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(i)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Restricted Stock Unit Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(ii)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 16(e)(i) of this Restricted Stock Unit Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 16(e)(i). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 16(e)(i) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 16(e)(1).

(f)    Integrated Agreement. The Grant Notice, this Restricted Stock Unit Agreement and the Plan, together with any employment, service or other agreement with the Participant and a Participating Company referring to the Restricted Stock Units, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Restricted Stock Unit Agreement and the Plan shall survive any issuance of shares of Stock and shall remain in full force and effect.

(g)    Applicable Law. This Restricted Stock Unit Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

(h)    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.